                                                                      EXHIBIT 11

                      PFIZER INC. AND SUBSIDIARY COMPANIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)

                                                                               YEAR ENDED DECEMBER 31,
                                                                             ---------------------------
                                                                               1995      1994     1993
                                                                             --------  --------  -------
                                                                             (MILLIONS, EXCEPT PER SHARE
                                                                                        DATA)
EARNINGS:
  Income from continuing operations........................................  $1,554.2  $1,276.7  $ 645.0
  Discontinued operations..................................................      18.7      21.7     12.5
                                                                             --------  --------  -------
  Net income...............................................................  $1,572.9  $1,298.4  $ 657.5
                                                                             --------  --------  -------
                                                                             --------  --------  -------
PRIMARY:
  Weighted average shares:
      Weighted average number of common shares outstanding.................     614.5     611.6    631.0
      Common share equivalents (a).........................................      15.0       8.8      9.8
                                                                             --------  --------  -------
      Weighted average number of common shares and common share
       equivalents.........................................................     629.5     620.4    640.8
                                                                             --------  --------  -------
                                                                             --------  --------  -------
  Earnings per common share:
      Income from continuing operations....................................  $   2.47  $   2.05  $  1.01
      Discontinued operations..............................................       .03       .04      .02
                                                                             --------  --------  -------
      Net income per common share..........................................  $   2.50  $   2.09  $  1.03
                                                                             --------  --------  -------
                                                                             --------  --------  -------
FULLY DILUTED (b):
  Weighted average shares:
      Weighted average number of common shares outstanding.................     614.5     611.6    631.0
      Common share equivalents and other dilutive securities...............      16.6       9.6     10.2
                                                                             --------  --------  -------
      Weighted average number of common shares and common share
       equivalents.........................................................     631.1     621.2    641.2
                                                                             --------  --------  -------
                                                                             --------  --------  -------
  Earnings per common share:
      Income from continuing operations....................................  $   2.46  $   2.05  $  1.01
      Discontinued operations..............................................       .03       .04      .02
                                                                             --------  --------  -------
      Net income per common share..........................................  $   2.49  $   2.09  $  1.03
                                                                             --------  --------  -------
                                                                             --------  --------  -------
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(a) Common share equivalents applicable to stock option plans.

(b) This  calculation  is  submitted  in  accordance  with  Regulation  S-K item
    601(b)(11) although  not required  by  footnote 2  to  paragraph 14  of  APB
    Opinion No. 15 because it results in dilution of less than 3%.

Note: In April 1995, the Company announced a two-for-one stock split in the form of a 100 percent stock dividend effective on June 30, 1995 to shareholders of record on June 1, 1995. The above common share and per share data have been adjusted for this two-for-one split.